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                                                                   Exhibit 10.11

                             CONSULTING AGREEMENT
                             --------------------

This consulting agreement is made on June 7, 1999 between Stilden Co. Inc.
(SCI), a Texas corporation, and The BigHub.com (TBH) a Florida Corporation. Stilden Co. Inc. desires to be a consultant to The BigHub.com and The BigHub.com desires to have Stilden Co. Inc. consult with them.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                     Term

The term of this agreement shall be for a period of three years commencing May 1, 1999 and ending on March 31, 2002. The contract will automatically be renewed in one-year increments unless either party terminates via giving written notice, by January 31st each year starting with January 31, 2002.

                                  ARTICLE II

                                   Services

SCI shall perform all duties as may from time to time be assigned by the Board of Directors. SCI shall devote adequate business time to the duties hereunder and shall, to the best of their ability, perform such duties in a manner, which will faithfully and diligently further the business and interests of the Company.

                                  ARTICLE III

                                     Fees

SCI shall receive a $40,000 monthly base fee, and a $1,500 monthly car allowance. The company will provide the lead consultant as designated by SCI, with paid health, dental, vision and life insurance during the term of this agreement. SCI will be eligible for the formula bonus plan as approved the Board of Directors, in which SCI will have the opportunity to earn 100% of their base compensation in bonus. SCI will also be eligible for discretionary bonus as dictated and approved by the Board of Directors.

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                                 Stock Options


SCI shall be granted stock options at the discretion of the composition committee and/or the Board of Directors at their discretion. The number of stock options granted annually shall equal or be greater than any grants to any other employee, officer or director on an annual basis. All stock options shall be immediately vested except as specifically agreed to by the Board of Directors and SCI.

                                  ARTICLE IV

                          Non-Disclosure and Secrecy

SCI agrees that, during the term of this Agreement, and at all times thereafter, they will keep all TBH information in strictest confidence and will not himself either directly or indirectly use or allow to be used for its benefit, or the benefit of others, disseminate or disclose any Confidential Information or Trade Secrets (as such terms are defined below) used and/or obtained in providing the Services hereunder, except to parties to this Agreement, regardless of whether the Confidential information of Trade Secrets have been conceived or developed, in whole or in part by SCI. SCI acknowledges and agrees that the terms "Confidential Information" and "Trade Secrets" as used in this Agreement include without limitation, the whole or any portion or phase of any design, process, service, procedure, formula, improvement, customer list, information with respect to customer requirements and practices, marketing research and developments information, statistical data, sources, of merchandise, technical information, computer models, and all other information concerning the industry and business in which the TBH concept operates and which is of value in the operation of TBH business, or is otherwise understood to be, of a confidential character and which has not been published or otherwise understood to be, or a confidential character and which has not been published or otherwise become a matter of general public knowledge. SCI agrees that all Trade Secrets and Confidential Information are and shall be the property of TBH regardless of whether conceived or developed by SCI pursuant to the Services.

SCI acknowledges and agrees that any and all Trade Secrets, Confidential Information, computer programs, documentation and other copyrightable or trademark materials that SCI is required to prepare or work on as part of SCI'S duties hereunder shall be the property of TBH and to that end, SCI hereby irrevocably assigns, transfers, sets over and conveys to TBH all of SCI's rights, title and interest in and to all such information, including, without limitation, SCI'S copyrights or rights of

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trademark. SCI's irrevocable assignment hereunder shall be deemed to have been coupled with an interest.

Upon termination or earlier expiration of this Agreement SCI shall surrender to TBH, at any time of such expiration or termination of this Agreement or upon demand by TBH at any time all material of a confidential and secret nature, including without limitation, the Confidential Information and Trade Secrets, and any other documents of a proprietary nature as may then be in SCI (a) possession or control.

                                   ARTICLE V

                                 Acceleration

In the event that the number of members of the Board of Directors of the Company equal to the majority of the Board as of the Effective Date hereof are replaced by other members or if the Company is a party to a merger or sale. SCI shall have the right to accelerate payment of all fees due over the full term of the contract by giving 30 days written notice to the Company.

                                  ARTICLE VI

                                 Miscellaneous

1.   Injunctive Relief   SCI acknowledges and agrees that any breach of
     -----------------
obligations to be performed by and pursuant to Article IV is likely to result in irreparable harm to TBH and SCI therefore consents and agrees that if it violates any such obligations, TBH shall be entitled, among and in addition to any other rights and remedies available under this Agreement or otherwise, to temporary and permanent injunctive relief to prevent SCI from committing or continuing a breach of such obligations.

2.   Entire Agreement   This agreement constitutes the whole Agreement between
     ----------------
the parties hereto and there are no other terms other than those contained herein. This Agreement supersedes my prior contract or understanding related to retaining SCI.

3.   Amendment   No variation of this Agreement shall be deemed valid unless in
     ---------
writing and signed by the parties hereto.

                                                                               3

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4.   Governing Law   This agreement shall be construed and enforced in
     -------------
accordance with the laws of Texas.

5.   Severability   Each provision of this Agreement is intended to be severable
     ------------
from the other so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remaining provisions and terms hereof.

6.   Indemnity and Hold Harmless   TBH agrees to indemnify and does not hold
     ---------------------------
harmless SCI from and against any and all liabilities, claims, demands, damages, costs and expenses (including attorney's fees) resulting from, arising our of, or occasioned by any TBH business related activity or the duties provided by SCI hereunder.

7.   Assignment   This Agreement may not be assigned by SCI to any other person
     ----------
or party without TBH prior written consent which may be withheld in TBH's sole discretion. Notwithstanding the forgoing, TBH may assign this Agreement to any successor corporation or an affiliated company or subsidiary. In the case of assignment by TBH, Assignee shall assume, in writing all TBH obligations.

8.   Representation and Warranty   Each Consultant hereby agrees that any
     ---------------------------
documents produced with respect to the Services and/or the Concept shall be marked "Confidential" and "Property of The Big Store.Com" whether these documents are produced by SCI or by a vendor chosen by SCI.


9.   Captions   Captions used in this Agreement are used for convenience only
     --------
and are not intended to, nor are they to be construed to, have any substantive meaning or control in the construction of the Agreement.

10.  Notices   Any Notice given by one party to any other party hereunder shall
     -------
be delivered to the party at the address indicated below that party's signature to this Agreement. Such notice shall be given to U.S. Mail, certified, and shall be deemed delivered on the date of actual receipt or the date of first refusal to accept delivery.

11.  Representation by Counsel   Each party agrees and acknowledges that it has
     -------------------------
had the opportunity to consult with independent legal, tax and financial counsel of each party's choice in order to be advised with respect to the effect of the Agreement.

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12.  Construction  Any issues with respect to construction or interpretation of
     ------------
this Agreement are to be resolved without resort to the presumption that any ambiguities in this Agreement should be construed against the drafter.



/s/ Frank W. Denny                          /s/ Patrick DeMicco
---------------------------                 ------------------------
Frank W. Denny                              Patrick DeMicco
President                                   President/CEO
Stilden Co. Inc.                            The BigHub.com


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